                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

     Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                                                                                  Percentage of
                                                                                  voting securi-
                                                                                  ties owned by
                                                                                  its immediate
                                                                                      parent
                                                                                  --------------
CPC International Inc.
  (a) Subsidiaries included in the Company's
       consolidated financial statements
    United States
    -------------
       CPC Europe (Group) Ltd. (Delaware)                                             100.00
       Best Foods - Caribbean, Inc. (Delaware)                                        100.00
       S. B. Thomas, Inc. (New York)                                                  100.00
       Arnold Foods Company, Inc. (Delaware)                                          100.00
       Henri's Food Products Co., Inc. (Wisconsin)                                    100.00

    Canada
    ------
       Canada Starch Company (1990) Inc.                                              100.00

    Europe(1)
    ------
       Knorr Holding Gesellschaft mbH, Wels                   - Austria               100.00
       CPC Monda N.V./S.A.                                    - Belgium                99.90
       CPC Foods A.S.                                         - Czech Republic         82.00
       CPC Foods A/S                                          - Denmark               100.00
       CPC Foods OY                                           - Finland               100.00
       CPC France S.A.                                        - France                 99.81
       Maizena Gesellschaft mbH                               - Germany               100.00
       Knorr (Hellas) A.B.E.E.                                - Greece                100.00
       CPC Benelux B.V.                                       - Holland               100.00
       CPC Hungary RT                                         - Hungary               100.00
       CPC Foods (Ireland) Ltd.                               - Ireland               100.00
       CPC Italia S.P.A.                                      - Italy                  90.19
       CPC Foods A/S                                          - Norway                100.00
       CPC Amino S.A.                                         - Poland                 99.00
       Knorr Portuguesa-Produtos
         Alimentares S.A.                                     - Portugal              100.00
       CPC Espana, S.A.                                       - Spain                 100.00
       CPC Foods AB                                           - Sweden                100.00
       CPC Knorr Holding AG                                   - Switzerland           100.00
       CPC (United Kingdom) Ltd.                              - United Kingdom        100.00

    Africa and Middle East(1)
    ----------------------
       Israel Edible Products Ltd. "TAMI"                     - Israel                 51.00
       CPC Kenya Ltd.                                         - Kenya                  50.10
       CPC Maghreb, S.A.                                      - Morocco               100.00

     Latin America
     -------------
       Refinerias de Maiz S.A.I.C.                  - Argentina        100.00
       Refinacoes de Milho, Brasil Ltda.            - Brazil           100.00
       Industrias de Maiz y Alimentos S.A.          - Chile            100.00
       Industrias del Maiz S.A.                     - Colombia         100.00
       Maizena de Costa Rica S.A.                   - Costa Rica       100.00
       Productos de Maiz y Alimentos S.A.           - Guatemala        100.00
       Almidones del Istmo, S.A. de C.V.            - Honduras         100.00
       Productos de Maiz, S.A. de C.V.              - Mexico           100.00
       Alimentos y Productos de Maiz, S.A.          - Peru              99.06
       Industrializadora de Maiz, S.A.              - Uruguay          100.00
       Aliven S.A.                                  - Venezuela        100.00

     Asia
     ----
       CPC/AJI (Hong Kong) Ltd.                     - Hong Kong         50.00(2)
       P.T. Knorr Indonesia                         - Indonesia         95.00
       CPC/AJI (Malaysia) Sdn. Berhad               - Malaysia          50.00(2)
       Rafhan Maize Products Co. Ltd.               - Pakistan          51.00(1)
       California Manufacturing Co., Inc.           - Philippines       50.00(2)
       CPC/AJI (Singapore) Pte. Ltd.                - Singapore         50.00(2)
       CPC/AJI (Taiwan) Ltd.                        - Taiwan            50.00(2)
       CPC/AJI (Thailand) Ltd.                      - Thailand          50.00(2)


        The names of forty-five (45) domestic subsidiaries and one hundred-seventeen (117) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

     (b)  Domestic subsidiary not consolidated:
            One (1) wholly-owned subsidiary which has minor real estate holdings.
     (c)  International subsidiaries not consolidated:
            Five (5) international subsidiaries of which all or a majority of the share capital is owned by the Registrant.
     (d)  Domestic 50% owned company
            One (1) joint venture in which the Registrant owns 50% interest with 50% being owned by single other interests.
     (e)  International 50% owned companies
            Two (2) companies in which the Registrant owns 50% of the voting securities with 50% of such securities being held by single other interests. One (1) company in which the Registrant owns 50% of the voting securities with 50% of such securities being held by two
            (2) or more other interests.
     ______________

     (1) Owned by CPC Europe (Group) Ltd., or its wholly-owned subsidiaries.

     (2) Owned fractionally more than 50% and fully consolidated for accounting purposes.

If the companies included in (b), (c), (d) and (e) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10 percent of the income of the parent and its subsidiaries on a consolidated basis.